Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment, effective as of June 10, 2012, is made by and between IntegraMed America, Inc., a Delaware corporation (the “Company”) and Jay Higham (the “Employee”).

WHEREAS, the Company and the Employee previously entered into an Employment Agreement, dated October 10, 2005 (the “Employment Agreement”), to set forth the terms and conditions of the Employee’s employment by the Company; and

WHEREAS, the Company and the Employee now desire to amend the Employment Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.     Addition of Certain Payment Reductions. Article III of the Employment Agreement is amended by the addition of the following new Section 3.14:

3.14     Certain Payment Reductions.

(a) Notwithstanding anything to the contrary in this Agreement, in the event that the Company determines that any payments or distributions by the Company, or any person or entity affiliated with the Company, to or for the Employee’s benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, any option agreement, restricted stock award agreement or otherwise) (collectively, the “Payments”) would, but for this sentence, be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or the Employee would incur any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then such Payments shall be reduced (but not below zero) by the amount, if any, necessary to prevent any part of the Payments from being treated as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code.

(b) The Company will reduce or eliminate the total Payments in the following order: (i) by reducing or eliminating the portion of the Payments that are payable in cash and (ii) by reducing or eliminating the non-cash portion of the Payments, in each case, in reverse chronological order beginning with payments or benefits under the most recently dated agreement, arrangement or award.

     2.     Continuation of Employment Agreement. As amended hereby, the Employment Agreement shall continue to be in full force and effect and is hereby ratified and confirmed in all respects except that on and after the effective date of this Amendment all references in the Employment Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import referring to the Employment Agreement shall mean the Employment Agreement as amended by this Amendment.

     3.     Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     4.     Severability. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law as of the effective date of this Amendment but if any provision in this Amendment is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provisions of this Amendment will not be affected or impaired thereby and if this Amendment is not held to be effective as of its effective date under any applicable law or rule, it shall be effective as of the earliest permissible date after its effective date under such law or rule.

     5.     Counterparts. This Amendment may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Employment Agreement effective as of the date first written above.

EMPLOYEE: /s/ Jay Higham Jay Higham	COMPANY: IntegraMed America, Inc. By: /s/ Timothy P. Sheehan Name: Timothy P. Sheehan Its: SVP & CFO

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